UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2014

MEDIFIRST SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada		27-3888260
State or other jurisdiction	Commission File Number	IRS Employer
incorporation		Identification No.

45 E. Main Street. Suite 208, Freehold, NJ 07728
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (732)-786-8044

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1- Registrant’s Business and Operations

Item 1.01  Entries into a Material Definitive Agreement

Effective October 31, 2014, the Company’s newly-formed wholly-owned subsidiary, Dr. Park Avenue, Inc., a Nevada corporation (“Subsidiary”), entered into an Asset Purchase Agreement (“Agreement”) to acquire all of the assets of Dr. Park Ave. located in Franklin Lakes, New Jersey. (“Dr. Park Ave. New Jersey”). The Subsidiary will continue to operate the out-patient cosmetic surgery office formerly operated by Dr. Park Ave. New Jersey at the Franklin Lakes, New Jersey facility. Paul Fondacaro M.D., the medical director of Dr. Park Avenue New Jersey, is the President, Chief Medical Officer and a director of the Subsidiary.

Item 2.01  Completion of Acquisition or Disposition of Assets

The Company incorporates by reference the disclosures in Item 2.01 of this Report.

A copy of the Agreement and all exhibits thereto as executed by the parties is attached to this Report as Exhibit 10.1

Section 9- Financial Statements and Exhibits

Item 9.01 Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement dated October 31, 2014.

The financial statements of Dr. Park Ave. New Jersey are not included with this report but will be filed along with proforma financial statements in an amended report within 71 days of the date of the original report disclosing the acquisition.

2

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFIRST SOLUTIONS, INC.

Dated: November 5, 2014	By:	/s/ Bruce J. Schoengood
President and Chief Executive Officer